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                                                                     EXHIBIT 5.1



                                  May 19, 1999



Solectron Corporation
777 Gibraltar Drive
Milpitas, CA 95035

     RE:  SOLECTRON CORPORATION -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (No. 333-69443), including Amendment No. 1, Amendment No. 2, and Amendment No. 3 thereto (the "Registration Statement"), filed or to be filed by Solectron Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), and shares of the Company's Preferred Stock, $0.001 par value per share (the "Preferred Stock"), with an aggregate offering price of up to $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities, the Common Stock and the Preferred Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities").

     The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Subordinated Trustee"). The shares of Common Stock are to be sold pursuant to an Underwriting Agreement (Common Stock) (the "Common Stock Underwriting Agreement"), the shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement (Preferred Stock) (the "Preferred Stock Underwriting Agreement"), and the Debt Securities are to be sold pursuant to an Underwriting Agreement (Debt Securities) (the "Debt Securities Underwriting Agreement") or an Underwriting Agreement (Convertible Debt Securities) (the "Convertible Debt Securities Underwriting Agreement"), in substantially the respective form to be filed as exhibits to, or incorporated by reference in, the Registration Statement. The Debt Securities are to be issued in

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Solectron Corporation
Registration Statement on Form S-3
May 19, 1999
Page 2



the forms of Debt Securities included in the Indentures filed as exhibits to the Registration Statement.

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that:

     1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement or the Convertible Debt Securities Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

     2. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement or the Convertible Debt Securities Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

     3. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of Preferred Stock,
(ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with the Preferred Stock Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

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Solectron Corporation
Registration Statement on Form S-3
May 19, 1999
Page 3


     4. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities, and the shares of Common Stock have been duly issued, sold and delivered in accordance the Common Stock Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

     Our opinion that any document is legal, valid and binding is qualified as to:

          (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

          (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

          (c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,


                                       /s/ WILSON SONSINI GOODRICH & ROSATI
                                       ------------------------------------
                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation